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                                                                     EXHIBIT 4.1


                        Keryx Biopharmaceuticals, Inc.



                    40,000,000 SHARES PAR VALUE $.001 EACH
                                 COMMON STOCK

                                                                See Reverse for
                                                              Certain Definition



This is to Certify that_________________________________________is the owner of


________________________________________________________________________________
           FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                        Keryx Biopharmaceuticals, Inc.



transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated



             SECRETARY                                      PRESIDENT